Nicor Inc.
Form 10-Q
Exhibit 10.03

NICOR INC.
DIRECTORS' STOCK VALUE PLAN

(As Amended and Restated Effective January 1, 2008)

TABLE OF CONTENTS

SECTION 1 GENERAL		1

1.1	Purpose	1
1.2	Plan Administration	1
1.3	Applicable Law	1

SECTION 2 AWARDS		1

2.1	General	1
2.2	Definition	2

SECTION 3 OPERATION AND ADMINISTRATION		3

3.1	Effective Date	3
3.2	Shares Subject to Plan	3
3.3	Adjustments to Shares	3
3.4	Limit on Distribution	3

SECTION 4 AMENDMENT AND TERMINATION		3

NICOR INC.
DIRECTORS' STOCK VALUE PLAN
(As Amended and Restated Effective January 1, 2008)

SECTION 1

GENERAL

1.1  Purpose.  The NICOR Inc. Directors' Stock Value Plan (the “Plan”) has been established by NICOR Inc. (the “Company”) effective as of January 1, 1995 to promote the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company. The Plan has been amended from time to time and the following is an amendment and restatement of the Plan effective January 1, 2008, except as otherwise specifically provided herein.

1.2  Plan Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board of Directors of the Company (the “Committee”), whose decisions on all matters regarding the operation and administration of the Plan shall be final.

1.3  Applicable Law.  The Plan shall be construed and administered in accordance with the laws of the State of Illinois.

SECTION 2

AWARDS

2.1  General.

(a)
As of the Award Date for each Plan Year, each Director who is an Eligible Director both on the first day of that Plan Year and on such Award Date shall be granted an “Award” for the year equal to the Fair Market Value of 1,200 shares of common stock of the Company (“Stock”) on such date. The Award will be payable in cash, a “Cash Distribution” or at the election of the Director, one-half of the Award may be paid in the form of Stock, or a “Stock Award.”

(b)
A Director who becomes an Eligible Director during a Plan Year on a date other than the first day of the Plan Year, shall receive a prorated Award to reflect the portion of the Plan Year in which he is an Eligible Director. If the Director becomes an Eligible Director after the Award Date for such Plan Year, then such Award shall be made on the date that the Director becomes an Eligible Director and the Fair Market Value of the shares of Stock subject to such Award shall be determined on such date. If the Director becomes an Eligible Director before the Award Date for such Plan Year, then the Award will be made on the Award Date and the Fair Market Value of the shares of Stock subject to such Award shall be determined on the Award Date. All such Awards will be payable only in the form of a Cash Distribution.

(c)
A Director who ceases to be an Eligible Director during a Plan Year for any reason other than death or Disability prior to the Award Date for the year shall not be entitled to receive an Award for the year. An Eligible Director who ceases to be a Director prior to the Award Date for the year by reason of death or Disability will remain eligible to receive an Award for such year.

(d)
An Eligible Director may elect to defer receipt of an Award payable after January 1, 2008 under the terms of the NICOR Inc. Directors’ Deferred Compensation Plan; in which case such Award shall be payable at such time and in such form as is permissible under the NICOR Inc. Directors’ Deferred Compensation Plan.

2.2  Definitions.  The following terms used in the Plan shall be defined as follows:

(a)	The term “Award” shall mean the Fair Market Value of 1,200 shares of Stock, or such prorated amount as determined under Section 2.1(b) granted to an Eligible Director.

(b)	The “Award Date” shall be the first business day of the fifth full calendar month following the first day of the Plan Year.

(c)
The “Board” shall be the Board of Directors of the Company. A “Director” is a member of the Board, and each Director who is not an employee of the Company or any Related Company shall be an “Eligible Director”.

(d)
A Director shall be considered to have a “Disability” during the period in which he is unable, by reason of a medically determinable physical or mental impairment, engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(e)
The “Fair Market Value” of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(f)
The “Plan Year” is the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Directors at the Company’s annual stockholders meeting and (ii) ending on the day immediately prior to the first day of the following Plan Year. The first Plan Year shall begin on the Effective Date.

(g)
A “Related Company” is any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote. A “Subsidiary” is any corporation during any period in which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

SECTION 3

OPERATION AND ADMINISTRATION

3.1  Effective Date.  The Plan shall be effective as of the “Effective Date”, which is the date on which Directors begin their yearly term of office on the Board following election at the Company’s 1995 annual stockholders meeting. This amended and restated Plan is effective as of January 1, 2008, unless otherwise specifically provided herein.

3.2      Shares Subject to Plan.  The shares of Stock with respect to which Stock Awards may be made under the Plan shall be authorized and unissued shares, Treasury shares, or issued and outstanding shares purchased in the market for that purpose.

3.3      Adjustments to Shares.  If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall equitably and proportionally adjust the number of shares of Stock subject to future grant under Section 2.1(a) of the Plan and the definition of an Award under Section 2.2(a)

3.4      Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)
To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Securities and Exchange Commission Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

SECTION 4

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may adversely affect the rights of any Director or beneficiary under any Award made under the Plan prior to the date such amendment or termination is adopted by the Board. Notwithstanding the provisions of this Section 4, in no event shall the provisions of the Plan relating to Awards under the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under Securities and Exchange Commission Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.